POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, UNIFIED SERIES TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”), periodically will file post-effective amendments to its Registration Statement on Form N-1A in regard of its various series with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Elisabeth A. Dahl and Martin R. Dean, and each of them, his attorneys for him and in his name, place and stead, and in their offices and capacities in the Trust, to execute and file any amendment(s) to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 18th day of October, 2022.

/s/ Freddie Jacobs, Jr.
Freddie Jacobs, Jr.

STATE OF MASSACHUSETTS	)
)
COUNTY OF [•]	)

On October 18th, 2022, before me appeared Freddie Jacobs, Jr., known to me personally, and stated that he executed the foregoing instrument for the purposes therein contained, by signing his name.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

/s/ Eileen C. McGonagle
(NOTARIAL SEAL)	Name: Eileen C. McGonagle

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, UNIFIED SERIES TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”), periodically will file post-effective amendments to its Registration Statement on Form N-1A in regard of its various series with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints Elisabeth A. Dahl and Martin R. Dean, and each of them, her attorneys for her and in her name, place and stead, and in their offices and capacities in the Trust, to execute and file any amendment(s) to the Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 25th day of October, 2022.

/s/ Catharine B. McGauley
Catharine B. McGauley

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On October 25, 2022, before me appeared Catharine B. McGauley, known to me personally, and stated that she executed the foregoing instrument for the purposes therein contained, by signing her name.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

/s/ Karen Katlan
(NOTARIAL SEAL)	Name: Karen Katlan